UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AMERIGROUP CORPORATION
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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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This filing consists of the following documents:

•	Excerpts from AMERIGROUP Corporation newsletter distributed to associates on August 2, 2012.

AMERIGROUP NEWSLETTER

PAGE 1 of NEWSLETTER

Perfect Partnership

WellPoint Signs an Agreement to Acquire Amerigroup

“Many of us joined Amerigroup because of our mission to serve people who need a little help,” Amerigroup Chairman and Chief Executive Officer (CEO) Jim Carlson wrote in his email to all associates last month. “Now, we have an opportunity to do so in a much bigger way.” Early last month, Amerigroup announced that WellPoint, one of the largest insurers in the country, had signed an agreement to acquire Amerigroup. “We are excited about joining forces with Amerigroup and look forward to welcoming you to the WellPoint family of companies,” said WellPoint CEO Angela Braly. Under the leadership of Braly – named WellPoint president and CEO in 2007 and chair of the board in 2010 – WellPoint’s commitment to its mission to improve the lives of the people it serves and the health of its communities has been strengthened by diversifying its business portfolio and focusing on creating the best health care value. “Amerigroup is an extraordinary company, and our enthusiasm is fueled by the close strategic and cultural alignment of our two great companies,” said Braly. “We believe this partnership represents an opportunity to capitalize on the strengths of both companies and fundamentally meet a changing landscape in the health insurance industry with innovation, high quality and a member-first perspective,” said Carlson. At closing – which is expected to occur in the first quarter of 2013 (and which is subject to certain state regulatory approvals and standard closing conditions and customary approvals required under the Hart-Scott-Rodino Antitrust Improvements Act and the approval of our stockholders) – the combined company expects to be the largest Medicaid business in the country, serving more than 4.5 million members in 19 states.

LEARN MORE: Check the WellPoint-Amerigroup News on Heartbeat for updates.

More about WellPoint

WellPoint, headquartered in Indianapolis, Ind., was formed when WellPoint Health Networks Inc. and Anthem Inc. merged in 2004. The company’s 37,000 associates operate Blue Cross and Blue Cross Blue Shield plans in California, Colorado, Connecticut, Georgia, Indiana, Kentucky, Maine, Missouri, Nevada, New Hampshire, New York, Ohio, Virginia and Wisconsin; and specialty plan members in other states through UniCare. WellPoint has relationships with more than 80 million Americans, serving a variety of health care consumers, including individuals, enrollees in Medicare and Medicaid, small businesses and large national employers.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “should”, “estimates”, “intends”, “plans” and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: the failure to receive, on a timely basis or otherwise, the required approvals by Amerigroup’s stockholders and government or regulatory agencies; the risk that a condition to closing of the proposed transaction may not be satisfied; Amerigroup’s and WellPoint’s ability to consummate the merger; the failure by WellPoint to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; operating costs and business disruption may be greater than expected; the ability of Amerigroup to retain and hire key personnel and maintain relationships with providers or other business partners pending the consummation of the transaction; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which Amerigroup and WellPoint operate, as detailed from time to time in each of Amerigroup’s and WellPoint’s reports filed with the Securities and Exchange Commission (the “SEC”). There can be no assurance that the proposed transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A in Amerigroup’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and Item 1.A in Amerigroup’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. Amerigroup cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, stockholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Amerigroup or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication. Amerigroup undertakes no obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Amerigroup and WellPoint. The proposed transaction will be submitted to the stockholders of Amerigroup for their consideration. In connection with the proposed transaction, Amerigroup will prepare a proxy statement to be filed with the SEC. Amerigroup and WellPoint plan to file with the SEC other documents regarding the proposed transaction. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to Amerigroup’s stockholders. You may obtain copies of all documents filed with the SEC concerning the proposed transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Amerigroup by going to Amerigroup’s Investor Relations website page by clicking the “Investors” link at www.amerigroup.com or by sending a written request to Amerigroup’s Secretary at Amerigroup Corporation, 4425 Corporation Lane, Virginia Beach, Virginia 23462, or by calling the Secretary at (757) 490-6900.

Interests of Participants

Amerigroup and WellPoint and each of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Amerigroup in connection with the proposed transaction. Information regarding

Amerigroup’s directors and executive officers is set forth in Amerigroup’s proxy statement for its 2012 annual meeting of stockholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 27, 2012 and February 24, 2012, respectively. Information regarding WellPoint’s directors and executive officers is set forth in WellPoint’s proxy statement for its 2012 annual meeting of shareholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 2, 2012 and February 22, 2012, respectively. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction will be contained in the proxy statement to be filed by Amerigroup with the SEC when it becomes available.

PAGE 2 of NEWSLETTER

Business as Usual

Q: With the WellPoint acquisition, what will happen to the Amerigroup leadership and jobs?

A: At closing, Amerigroup will operate as a wholly owned subsidiary of WellPoint and will remain dedicated to effectively managing state-sponsored programs and further expanding the business. Members of the Company’s management team will stay in place to lead these efforts. In addition throughout this process, WellPoint has consistently expressed an interest in acquiring the talent within Amerigroup as a valuable component for success, and both companies firmly believe that this partnership can create tremendous opportunities for our associates.

More News to Come

Q: When should we expect to learn more?

A: We will begin to work closely with WellPoint to move toward closing of the transaction. As frequently as is feasible, we will offer updates to associates via Heartbeat, as well as appropriate events and regular meetings to share further developments.

Please refer to the disclaimer information on the bottom of page 1.